                          INDEPENDENT AUDITORS' CONSENT



The Shareholder and Board of Trustees of
Smith Barney Concert Series Inc.:

We consent to the use of our report dated January 22, 1996 with respect to the High Growth Portfolio of Smith Barney Concert Series Inc. incuded in this Registration Statement on Form N-1A and to the reference to our firm under the heading "Counsel and Auditors" in the Statement of Additional Information.

                                                   KPMG PEAT MARWICK LLP



New York, New York
January 22, 1996